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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of Worldwide Entertainment & Sports Corp. on Form S-3 (File No. 333-30860) of our report dated March 3, 2000, on our audits of the consolidated financial statements and financial statement schedule of Worldwide Entertainment & Sports Corp. as of December 31, 1999 and for the year ended December 31, 1999, which report is included in this Annual Report on Form 10-KSB.


                                              Friedman Alpren & Green LLP

New York, New York
March 30, 2000